Exhibit 99.1

July 30, 2014	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Partners to Invest $605 Million to $785 Million to
Construct New Demicks Lake Natural Gas Processing Facility and
Related Infrastructure in North Dakota That Will Help Reduce
Natural Gas Flaring in the State

Capital-investment Program Increased to More Than $7.0 Billion Through 2016

Williston Basin Natural Gas Processing Capacity to Reach
1.1 Bcf/d With the Completion of New Plant and Related Infrastructure

Garden Creek III Natural Gas Processing Plant Ahead of Schedule, Now
Expected to be Completed in Fourth Quarter 2014

TULSA, Okla. – July 30, 2014 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest approximately $605 million to $785 million between now and the end of the third quarter 2016 to:

•
Build a new 200-million cubic feet per day (MMcf/d) natural gas processing facility – the Demicks Lake plant – and related infrastructure in northeast McKenzie County, North Dakota, which will process natural gas produced from the Bakken Shale in the Williston Basin;

•
Construct additional natural gas compression to take advantage of additional natural gas processing capacity at the partnership’s existing and planned Garden Creek and Stateline natural gas processing plants in the Williston Basin by a total of 100 MMcf/d; and

•	Build approximately 12 miles of natural gas liquids (NGL) gathering pipeline from the Demicks Lake plant to the partnership’s existing Bakken NGL pipeline.

“The Demicks Lake plant and additional natural gas compression will increase our natural gas processing capacity in areas that continue to be developed aggressively by crude-oil and natural gas producers,” said Terry K. Spencer, president and chief executive officer of ONEOK Partners. “The additional 300 MMcf/d in the Williston Basin will increase our natural gas processing capacity to approximately 1.1 billion cubic feet per day (Bcf/d) in the region.

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ONEOK Partners to Invest $605 Million to $785 Million
to Construct New Demicks Lake Natural Gas Processing Facility and Related Infrastructure in
North Dakota That Will Help Reduce Natural Gas Flaring in the State

July 30, 2014

Pending board approval, we expect to announce additional Williston Basin natural gas processing capacity by the end of this year.”

In addition, the Garden Creek III natural gas processing plant, originally scheduled for completion in the first quarter 2015, is now ahead of schedule and slated for completion in the fourth quarter 2014.

“The completion of this plant, now a 120-MMcf/d natural gas processing facility with the additional capital investment in compression, combined with other ongoing investments in the Williston Basin, will provide the partnership with additional natural gas and NGL volumes while also creating long-term value for our unitholders,” said Spencer.

Since 2010, ONEOK Partners has constructed or is constructing seven new natural gas processing plants and related natural gas gathering infrastructure in the Williston Basin, which will increase the partnership’s natural gas processing capacity in the region by more than 10 times by the end of 2016, compared with 2010.

Construct Demicks Lake natural gas processing facility and related infrastructure:

The Demicks Lake natural gas processing plant and related infrastructure are expected to cost approximately $515 million to $670 million and be completed during the third quarter 2016, and include:

•	$330 million to $430 million for the construction of the Demicks Lake natural gas processing plant; and

•	$185 million to $240 million for the construction of related natural gas infrastructure, including natural gas gathering pipelines and natural gas compression.

“Crude-oil and natural gas production in the Williston Basin continues to increase, and we remain committed to building essential natural gas gathering and processing infrastructure that will enable producers to capture and process these growing volumes and reduce natural gas flaring in North Dakota,” said Spencer. “With an industry goal to reduce natural gas flaring to 5 to 10 percent of total production in 2020 in North Dakota, we will continue to commit resources to building critical infrastructure to meet this goal. The completion of the Demicks Lake natural gas processing plant, combined with our Garden Creek II and III and Lonesome Creek natural gas processing plants currently in various stages of construction, further demonstrate our commitment to this cause.”

The Demicks Lake natural gas processing plant will be built in McKenzie County, North Dakota, the same county as the partnership’s existing Garden Creek natural gas processing plant. The Garden Creek II and III natural gas processing plants currently are under

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ONEOK Partners to Invest $605 Million to $785 Million
to Construct New Demicks Lake Natural Gas Processing Facility and Related Infrastructure in
North Dakota That Will Help Reduce Natural Gas Flaring in the State

July 30, 2014

construction and expected to be completed in the third quarter 2014 and fourth quarter 2014, respectively.

When completed, the Demicks Lake natural gas processing plant will be ONEOK Partners’ second 200-MMcf/d plant in the region. In November 2013, the partnership announced plans to construct the Lonesome Creek plant, a 200-MMcf/d natural gas processing facility, expected to be completed in the fourth quarter 2015.

Construct new natural gas compression to utilize additional Williston Basin natural gas processing capacity:

The partnership also will invest approximately $80 million to $100 million to construct additional natural gas compression to take advantage of additional natural gas processing capacity at its Garden Creek, Garden Creek II and III and Stateline I and II natural gas processing facilities by a combined 100 MMcf/d. This is scheduled for completion during fourth quarter 2015.

“Constructing additional natural gas compressor stations across our Williston Basin system will enable us to utilize increased processing capacities at our existing Garden Creek and Stateline I and II natural gas processing plants, as well as our Garden Creek II and III natural gas processing plants that are under construction,” Spencer said.

Construct a new NGL gathering pipeline connecting to the Bakken NGL Pipeline:

In addition, the natural gas liquids segment will invest approximately $10 million to $15 million to construct approximately 12 miles of NGL gathering pipeline connecting the Demicks Lake natural gas processing plant to the partnership’s Bakken NGL Pipeline scheduled for completion during the third quarter 2016.

Capital Projects:

The partnership has announced total investments exceeding $7.0 billion through 2016 for acquisitions and infrastructure growth projects related to natural gas gathering and processing and natural gas liquids, which includes the projects described above.

These investments consist of more than $4.0 billion for natural gas gathering and processing projects, and approximately $3.0 billion for natural gas liquids projects. Nearly $4.0 billion is for growth projects related to resource development in the Williston Basin, North Dakota.

-more-

ONEOK Partners to Invest $605 Million to $785 Million
to Construct New Demicks Lake Natural Gas Processing Facility and Related Infrastructure in
North Dakota That Will Help Reduce Natural Gas Flaring in the State

July 30, 2014

In the aggregate, these projects are expected to generate adjusted EBITDA multiples of five to seven times. The incremental earnings from these projects are expected to increase distributable cash flow and value to unitholders in the form of higher distributions.

After this announcement and the recent announcement of the Knox natural gas processing plant and related infrastructure in Oklahoma, the partnership continues to have a $3 billion to $4 billion backlog of unannounced growth projects. Additional projects included in this backlog will be announced when sufficient supply commitments are obtained.

ONEOK Partners is the largest independent operator of natural gas gathering and processing facilities in the Williston Basin, with a natural gas gathering system of more than 6,500 miles and approximately 3 million acres where production is dedicated to its systems.

EDITOR’S NOTE:

View a map showing the location of the Demicks Lake natural gas processing plant.

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK Partners has disclosed in this news release anticipated adjusted EBITDA and distributable cash flow (DCF) levels that are non-GAAP financial measures. Adjusted EBITDA and DCF are used as a measure of the partnership’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction. DCF is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items.

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

Adjusted EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as

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ONEOK Partners to Invest $605 Million to $785 Million
to Construct New Demicks Lake Natural Gas Processing Facility and Related Infrastructure in
North Dakota That Will Help Reduce Natural Gas Flaring in the State

July 30, 2014

indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play, publicly traded general partner, which owns 38.8 percent of the overall partnership interest as of May 16, 2014.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to the proposed construction of the new Demicks Lake natural gas processing facility, and the other referenced infrastructure growth projects related to natural gas gathering and processing and natural gas liquids, the schedule and costs to complete the proposed projects and related infrastructure, and expected generation of EBITDA and distributable cash flow from the proposed projects. These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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Daniels
Sheridan
Renville
Bottineau
Rolette
Roosevelt
Williams
Ward
Mountrail
McHenry
Pierce
McCone
McKenzie
NORTH DAKOTA
McLean
Sheridan
Wells
Dawson
MONTANA
Mercer
Prairie
Golden Valley
Stark
Custer
Fallon
Slope
Hettinger
Grant
Bowman
Adams
ONEOK Partners
Natural Gas Gathering Pipelines
Proposed Demicks Lake Plant
Proposed NGL Pipeline
Existing and Announced Processing Plants
Bakken NGL Pipeline
Northern Border Pipeline
Williston Basin

ONEOK PARTNERS